[LETTERHEAD OF THE GUARDIAN]

April 29, 1992                                            Richard T. Potter, Jr.
                                                          Counsel

The Guardian Insurance & Annuity Company, Inc.
201 Park Avenue South
New York, New York 10003

Sir or Madam:

In my capacity as Counsel of The Guardian Insurance & Annuity Company, Inc. ("GIAC"), I am familiar with the legal affairs of GIAC and of The Guardian Separate Account D (the "Account"), which is a separate account established by the Board of Directors of GIAC on August 23, 1989, pursuant to the provisions of
Section 2932 of the Delaware Insurance Code. I have participated in the preparation and review of the Registration Statement and Post-Effective Amendment No. 3 to the Registration Statement (the "Registration Statement") on Form N-4 filed by GIAC, on behalf of the Account, with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 for the registration of individual deferred variable annuity contracts issued by GIAC (the "Contracts").

I have made such examination of law and examined such documents as in my judgment are necessary and appropriate to enable me to express the following opinion. I am of the opinion that:

     (1) GIAC has been duly organized and is a validly existing corporation under the laws of the State of Delaware.

     (2) The Account has been duly created and is validly existing as a separate account of GIAC under the laws of the State of Delaware.

     (3) The portion of the assets that is held in the Account equal to the reserves and other liabilities for variable benefits under the Contracts is not chargeable with liabilities arising out of any other business GIAC may conduct.

     (4) The Contracts, when offered, sold and issued in accordance with the Prospectus contained in the aforesaid Registration Statement and, upon compliance with applicable local law, will be legally issued and will represent binding obligations of GIAC in accordance with their terms.

The Guardian Insurance & Annuity Company, Inc.
April 29, 1992
Page 2


I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,


/s/ Richard T. Potter, Jr.

Richard T. Potter, Jr.
Counsel

RTP/md